SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2017

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2017, the Compensation Committee of the Board of Directors of ClearSign Combustion Corporation (the “Company”) granted awards of stock options from the ClearSign Combustion Corporation 2011 Equity Incentive Plan to the following officers:

Name and Title	Shares of Common Stock Subject to the Grant

Joseph Colannino, Senior Vice President of Engineering	15,000
Brian Fike, Interim Chief Financial Officer	10,000
Donald W. Kendrick, Chief Technology Officer	25,000
Andrew U. Lee, Senior Vice President of Business Development	12,000
Roberto Ruiz, Chief Operating Officer	10,000

The options have an exercise price of $3.80 per share, the closing price of the Company’s common stock on the date of grant, and will expire on April 1, 2027. The awards vest at the rate of 6.25% at the end of each quarter, beginning on June 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2017

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Brian Fike
Brian Fike Interim Chief Financial Officer